Exhibit 99.(3)(b)

Jefferson National Life Insurance Company of New York (“Jefferson National”)
Regular Delivery: [P.O. Box 36750, Louisville, 40233]
Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]
P: [866.667.0561] F: [866.667.0563]

[MONUMENT ADVISOR NY], AN INDIVIDUAL FLEXIBLE PREMIUM DEFERRED SEPARATE ACCOUNT ANNUITY APPLICATION

Owner is (check one):

☐ Individual/Joint**  ☐ Trust*  ☐ CRT*  ☐ Corporation*  ☐ Other                   ☐ Inherited Beneficiary Account

Original Owner Date of Death

*Non-natural account owners must accompany application with additional form: JNL-6000 Due Diligence Supplement.

1A. OWNER			1B. JOINT OWNER (if applicable)

SS#/Tax ID #			SS#/Tax ID #

Name (first, mi, last)			Name (first, mi, last)

Street Address			Street Address

Street Address Continued			Street Address Continued

City	State	Zip	City	State	Zip

Phone	☐ Male ☐ Female		Phone	☐ Male ☐ Female

Birth Date or Date of Formation (mmddyy)			Birth Date or Date of Formation (mmddyy)

Email Address			Email Address

Employment Status	Address of Employer		Employment Status	Address of Employer

Is Owner an Associated Person of a FINRA Member, Broker, or Dealer? ☐ Yes ☐ No			Is Owner an Associated Person of a FINRA Member, Broker, or Dealer? ☐ Yes ☐ No

Investment Objective(1)			Investment Objective(1)

HOUSEHOLD FINANCIAL BACKGROUND			Note: Only fill out Joint Owner section if household is separate.

Please tell us your best estimate as to:

ANNUAL INCOME(2)	NET WORTH(3)	TAX RATE	ANNUAL INCOME(2)	NET WORTH(3)	TAX RATE
(from all sources)	(excluding your residence)	(highest marginal)	(from all sources)	(excluding your residence)	(highest marginal)
☐ $25,000 and under	☐ $25,000 and under	0 – 15%	☐ $25,000 and under	☐ $25,000 and under	0 – 15%
☐ $25,000-50,000	☐ $25,001-50,000	16 – 25%	☐ $25,001-50,000	☐ $25,001-50,000	16 – 25%
☐ $50,001-100,000	☐ $50,001-100,000	26 – 30%	☐ $50,001-100,000	☐ $50,001-100,000	26 – 30%
☐ $100,001-250,000	☐ $100,001-250,000	31 – 35%	☐ $100,001-250,000	☐ $100,001-250,000	31 – 35%
☐ $250,001-500,000	☐ $250,001-500,000	Over 35%	☐ $250,001-500,000	☐ $250,001-500,000	Over 35%
☐ Over $500,000	☐ Over $500,000		☐ Over $500,000	☐ Over $500,000

(1) Investment objectives include tax-deferred growth, underlying subaccounts are suitable, etc.

(2) Annual income includes income from sources such as employment, alimony, social security, investment income, etc.

(3) Net worth is the value of your assets minus your liabilities. For purposes of this application, assets include stocks, bonds, mutual funds, other securities, bank accounts, and other personal property. Do not include your primary residence among your assets. For liabilities, include any outstanding loans, credit card balances, taxes, etc. Do not include your mortgage.

** Must be a US citizen or resident alien with US tax ID

Jefferson National Life Insurance Company of New York (“Jefferson National”) Regular Delivery: [P.O. Box 36750, Louisville, 40233] Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]

2A. ANNUITANT (must be a living person)	2B. JOINT ANNUITANT (if applicable)

☐ Same as Owner	☐ N/A ☐ Same as Joint Owner

SS#/Tax ID #	SS#/Tax ID #

Name (first, mi, last)	Name (first, mi, last)

Street Address	Street Address

Street Address Continued	Street Address Continued

City	State	Zip	City	State	Zip

Phone	Phone

Birth Date (mmddyy)	☐ Male ☐ Female	Birth Date (mmddyy)	☐ Male ☐ Female

3A. PRIMARY BENEFICIARIES	3B. CONTINGENT BENEFICIARIES
(if blank, the default will be the owner’s estate)	(if blank, the default will be the owner’s estate)
(if owner is an entity, default will be the owner)	(if owner is an entity, default will be the owner)

Note: Total must equal 100%	Note: Total must equal 100%

SS#/Tax ID #	SS#/Tax ID #

Name #1 (first, mi, last)	Relationship	Name #1 (first, mi, last)	Relationship

Street Address	Street Address

Street Address Continued	Street Address Continued

City	State	Zip	City	State	Zip

Phone	Percentage %	Phone	Percentage %

Birth Date (mmddyy)	☐ Male ☐ Female	Birth Date (mmddyy)	☐ Male ☐ Female

SS#/Tax ID #	SS#/Tax ID #

Name #2 (first, mi, last)	Relationship	Name #2 (first, mi, last)	Relationship

Street Address	Street Address

Street Address Continued	Street Address Continued

City	State	Zip	City	State	Zip

Phone	Percentage %	Phone	Percentage %

Birth Date (mmddyy)	☐ Male ☐ Female	Birth Date (mmddyy)	☐ Male ☐ Female

☐ Check here to include additional beneficiaries on separate page.	☐ Check here to include additional beneficiaries on separate page.

Jefferson National Life Insurance Company of New York (“Jefferson National”)

Regular Delivery: [P.O. Box 36750, Louisville, 40233]

Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]

P: [866.667.0561]  F: [866.667.0563]

4. ELECTRONIC ACCESS

The e-mail address provided will only be used for communication related to my Account with Jefferson National and shall not be used for any other purposes.  Except as permitted by law, Jefferson National does not transfer customer data to unaffiliated third parties.

☐ As Owner, I elect to receive electronic versions of all documents pertaining to my Account (E-mail required in 1A).

OR

☐ As Owner, I elect to receive electronic versions of all documents pertaining to my Account, except for the following:

☐ Financial Transactions	☐ Non-Financial Transactions	☐ Statements

☐ Product Prospectuses/Supplements	☐ Investment Portfolios Prospectuses/Supplements	☐ Original Policy

☐ As Owner, I reject accessing information relating to my Account electronically.

5A. PLAN TYPE				5B. ESTIMATED AMOUNT

Non-Qualified (After-Tax Dollars): ☐				$ ($15,000 MINIMUM)

Qualified (Pre-Tax Dollars):

IRA ☐	Roth IRA ☐	SEP/IRA ☐	Simple IRA ☐

IRA Contribution for Tax Year 20

ERISA ☐	Other ☐

5C. PURCHASE METHOD

☐ Enclosed Check (Payable to: Jefferson National Life Insurance Company of New York)

☐ EFT Bank Routing/ABA #				Dollar Amount $

Account #				☐ Checking ☐ Savings
*Please provide a voided check

☐ Wire (U.S. Financial Institutions Only): Please call [866.667.0561] for wiring instructions. Dollar Amount $

The options below require Form VA121: Authorization to Transfer Funds, and state replacement forms if applicable.

☐ 1035 Exchange

☐ Transfer

☐ Rollover

☐ Brokerage Account, Mutual Fund, CD, etc.

Jefferson National Life Insurance Company (“Jefferson National”)

Regular Delivery: [P.O. Box 36750, Louisville, 40233]

Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]

P: [866.667.0561]  F: [866.667.0563]

[6. OPTIONAL ENHANCED DEATH BENEFIT RETURN OF PREMIUM RIDER. (Select the option below if you want the enhanced death benefit return of premium rider added to your policy.) Upon request, you may receive an illustration of costs and benefits, including death benefits.

☐ Enhanced Death Benefit Return of Premium Rider

(There is an additional cost for this rider.)]

[7]. INVESTMENT OPTIONS: A Money Market Option or Fund Option must be selected. Go to [www.jeffnat.com] or see the Investment Option Guide (Form VA130 (09/14)) for a list of available options.

☐ [ 100% Invesco Government Money Market ]; or
Money Market
☐ [ 100% Profunds Government Money Market ]

Funds	☐ See Appendix A: Investment Options Form VA130 (09/14) for Fund Selection.

[8]. OWNER STATEMENT

All statements made on all pages of this application are true to the best of my knowledge and belief and I agree to all terms and conditions as stated herein. I also agree that this application may become a part of my annuity contract. I further verify my understanding that all payments and values provided by the account, when based on the investment experience of the variable account, are variable and not guaranteed as to dollar amount. I acknowledge receipt of a current prospectus. Under penalty of perjury, I certify that the social security or taxpayer identification number is correct as it appears in this application.

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant? ☐ Yes ☐ No

Is the proposed contract intended to replace any existing annuity or insurance contract? ☐ Yes* ☐ No

*If yes, Replacement requirements must be followed. (All transfers and/or exchanges are considered replacements.)

Has a replacement occurred in the past 60 months? ☐ Yes ☐ No

Signature of Primary Owner/Trustee:	Signature of Joint Owner/Co-Trustee:

Date:	Date:

Additional Signature as Necessary:	Additional Signature as Necessary:

Date:	Date:

Jefferson National Life Insurance Company (“Jefferson National”)

Regular Delivery: [P.O. Box 36750, Louisville, 40233]

Overnight: [10350 Ormsby Park Place, Louisville, KY 40223]

P: [866.667.0561]  F: [866.667.0563]

[9A]. BROKER/AGENT

Name of Registered Representative:	Jefferson National Advisor ID: (if known)

Broker Dealer Name:

Advisory Firm Name:	Jefferson National Firm ID: (if known)

Address:

Phone:	Fax:

E-Mail: (required)	Tax ID # / SS #:

☐ Check here to include additional Registered Representatives on a separate page.

[9B]. REGISTERED REPRESENTATIVE REPLACEMENT QUESTIONS (to be answered by Registered Representatives)

Are there any life insurance policies or annuity contracts owned by or on the life of the owner or the annuitant?

☐ Yes ☐ No

Do you have reason to believe the product applied for is intended to replace existing annuities or life insurance?

☐ Yes ☐ No

Registered Representative Signature:	Date:

[10]. PRINCIPAL APPROVAL (if applicable)

Jefferson National Securities Corporation Principal Signature:	Date:

SPECIAL REMARKS

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